Exhibit 99.2

Accuray Announces New $120 Million Credit Facility

Refinancing Significantly Reduces Interest Rate and Extends Maturity with Increased

Operational Flexibility

SUNNYVALE, Calif., May 6, 2021 — Accuray Incorporated (NASDAQ: ARAY) today announced it has entered into a new five-year $80 million term loan and $40 million revolving credit facility with Silicon Valley Bank and a syndicate of banks (the “New Credit Facility”). The closing and funding of the New Credit Facility is subject to customary conditions precedent that are anticipated to be satisfied after the date hereof. The proceeds from the New Credit Facility, plus available cash on hand, are anticipated to be used to repay all outstanding borrowings under the Company’s existing term loan and revolving credit facility with MidCap Financial (the “Refinanced Credit Facilities”). The new revolving credit facility, $25 million of which is anticipated to be drawn at closing, can be used for working capital, other general corporate purposes and for other permitted uses. Relative to the Refinanced Credit Facilities, the New Credit Facility significantly reduces borrowing costs while increasing operating flexibility through less restrictive financial covenants and access to higher levels of revolver borrowings.

“We are pleased with the successful execution of our new credit facility,” said Shig Hamamatsu, Senior Vice President and Chief Financial Officer. “We have capitalized on the recent momentum in our business to significantly reduce our cost of debt, further strengthening our balance sheet, extending our maturities and providing additional financial flexibility and liquidity. The new credit facility further improves our capital structure.”

Borrowings under the New Credit Facility will bear a floating rate of interest with a LIBOR margin of between 2.50% and 3.25%, which compares favorably to a LIBOR margin of between 3.50% to 6.75% under the Refinanced Credit Facilities. The New Credit Facility is subject to customary financial covenants and will mature approximately five years from closing.

Silicon Valley Bank acted as administrative agent and sole bookrunner for the New Credit Facility. The New Credit Facility is comprised of three total participants, including Silicon Valley Bank, HSBC Bank USA, N.A. and Comerica Bank.

About Accuray Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to use of proceeds, changes to the company’s capital structure, expectations regarding the New Credit Facility, including expected timing of closing and satisfaction of conditions precedent as well as amounts drawn at closing. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, whether or not the company will be able to satisfy the conditions precedent with respect to the New Credit Facility on the timelines anticipated, if at all, and such other risks identified under the heading “Risk Factors” in the company’s quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2021, and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Contacts

Joe Diaz	Beth Kaplan
Investor Relations, Accuray	Public Relations Director, Accuray
(602) 717-7804	(408) 789-4426
jdiaz@accuray.com	bkaplan@accuray.com